The JPM Institutional Funds
                            6 St. James Avenue, 9th Floor
                             Boston, Massachusetts 02116
                                   (617) 423-0800

                                                       June 30, 1993



  The Tax Exempt Bond Portfolio
  6 St. James Avenue, 9th Floor
  Boston, MA  02116

  Ladies and Gentlemen:

           With respect to our purchase from you, for the account of The JPM Institutional Tax Exempt Bond Fund, at the purchase price of $100, of a beneficial interest (an "Initial Interest") in The Tax Exempt Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

           The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                     Very truly yours,

                                                     THE JPM INSTITUTIONAL FUNDS


                                                     /s/ James B. Craver
                                                     James B. Craver
                                                     Secretary and Treasurer



  JPM104


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


                                 The Pierpont Funds
                                  461 Fifth Avenue
                              New York, New York 10017
                                   (212) 685-2547


                                                       June 30, 1993



  The Tax Exempt Bond Portfolio
  6 St. James Avenue, 9th Floor
  Boston, MA  02116

  Ladies and Gentlemen:

           With respect to our purchase from you, for the account of The Pierpont Tax Exempt Bond Fund, at the purchase price of $100,000, of a beneficial interest (an "Initial Interest") in The Tax Exempt Bond Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

           The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                       Very truly yours,

                                                       THE PIERPONT FUNDS


                                                       /s/ Carol R. Schepp
                                                       Carol R. Schepp
                                                       Secretary
  JPM104


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